SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 8, 2003

                        SERVICE CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)

            Texas                      1-6402-1                 74-1488375
(State or other jurisdiction   (Commission file number)     (I. R. S. employer
      of incorporation)                                   identification number)

   1929 Allen Parkway, Houston, Texas                               77019
(Address of principal executive offices)                         (Zip code)

      Registrant's telephone numbers, including area code - (713) 522-5141

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Item 7. Financial Statements and Exhibits

(c)   Exhibits

99.1 Press release, dated December 2, 2003, issued by Service Corporation International

Item 9. Regulation FD Disclosure

      On December 2, 2003, Service Corporation International issued a press release announcing it had entered into an agreement in principle to settle the class action lawsuit and all individual related lawsuits pending against the Company involving two cemeteries owned in Florida. The terms of the proposed settlement call for the Company to make payments totaling approximately $100 million in settlement of these claims.

The December 2, 2003 press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Current Report on Form 8-K, including the exhibit, is being furnished pursuant to Regulation FD and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 8, 2003                         SERVICE CORPORATION INTERNATIONAL

                                         By: /s/ Eric D. Tanzberger
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                                         Eric D. Tanzberger
                                         Vice President and Corporate Controller


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                                  Exhibit Index

       Exhibit Number                             Description
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99.1                           Press release, dated December 2, 2003,
                               issued by Service Corporation International
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